EXHIBIT 21

Pentair, Inc. and subsidiaries as of March 1, 2002

Name of Company	Jurisdiction of Incorporation
Aplex Industries, Inc.	United States
Apno S.A. de C.V.	Mexico
Biesemeyer Manufacturing Corporation	United States
Century Manufacturing Co.	United States
CO Acquisition Corp.	United States
Codeline Corporation	United States
Compool Inc.	United States
Delta International Machinery Corp.	United States
DeVilbiss Air Power Company	United States
Distribuidora PorterCable Limitada	Chile
Electronic Enclosures, Inc.	United States
Epps Limited	Mauritius
Eraba Engineering Limited	United Kingdom
Eraba Holdings Ltd	United Kingdom
Eraba Limited	United Kingdom
Essef Corporation	United States
Essef Manufacturing FSC, Inc.	Virgin Islands
EuroPentair GmbH	Germany
EuroPentair Vermögensverwaltung GmbH	Germany
Falcon Manufacturing, Inc.	United States
Fleck Controls, Inc.	United States
Fleck Europe SARL	France
Flex Elektrowerkzeuge GmbH	Germany
Hangtech LLC(1)	Hong Kong
Hoffman Enclosures (Mex), LLC	United States
Hoffman Enclosures Inc.	United States
Hoffman Engineering Co Limited	United Kingdom
Hoffman Engineering S. de C.V. de R.L.	Mexico
Hoffman Schroff PTE Ltd.	Singapore
Idea Europe SA	France
Joinery Industrial Co. Ltd.(1)	Taiwan
Jointech Corporation Ltd.(1)	Cayman Islands
Kreepy Krauly (PTY) Ltd	South Africa
Lincoln Automotive Company	United States
McNeil Ohio Corporation	United States
Metalurgica Taunus Ltda	Brazil
National Pool Tile Group, Inc.	United States
Optima Enclosures Limited	United Kingdom
Optima Holdings Limited	United Kingdom
Orion International Corp(1)	United States
Pentair Aquaculture SA	Switzerland
Pentair Asia Holding SARL	Luxembourg
Pentair Asia PTE Ltd.	Singapore
Pentair Canada, Inc.	Canada
Pentair DMP, Inc.	United States
Pentair do Brasil Holdings Ltda	Brazil
Pentair Electronic Packaging Company	United States

Name of Company	Jurisdiction of Incorporation
Pentair Electronic Packaging de Mexico, S. de R.L de C.V	Mexico
Pentair Enclosures de Chile S.r.L.	Chile
Pentair Enclosures Limited	United Kingdom
Pentair Enclosures, Inc.	United States
Pentair Enclosures, S. de R.L. de C.V.	Mexico
Pentair Financial Services (Ireland)	Ireland
Pentair FSC Corporation	Barbados
Pentair Global Sarl	Luxembourg
Pentair Halifax, Inc.	Canada
Pentair Housing LLC	United States
Pentair Housing, Inc.	United States
Pentair International Sarl	Luxembourg
Pentair Nova Scotia Co.	Canada
Pentair Pacific Rim (Water) Limited	Hong Kong
Pentair Pacific Rim, Ltd.	Hong Kong
Pentair Pool Products, Inc.	United States
Pentair Pump Group Inc.	United States
Pentair Qingdao Enclosure Company Ltd.	P.R.C.
Pentair Taiwan LLC	Taiwan
Pentair Tool and Equipment Sales Company	United States
Pentair Tools Ltd.	United Kingdom
Pentair Transport, Inc.	United States
Pentair U.K. Ltd.	United Kingdom
Pentair Water (Suzhou) Company Ltd.	P.R.C.
Pentair Water Belgium NV	Belgium
Pentair Water Distribution S.p.a.	Italy
Pentair Water France SAS	France
Pentair Water India Private Limited	India
Pentair Water Italy S.r.l.	Italy
Pentair Water Taiwan Co., Ltd.	Taiwan
Pentair Water Technologies Ltd.	Virgin Islands
Pentair Water Treatment Private Limited	India
Penwald Insurance Company	United States
Porter-Cable Argentina S.R.L.	Argentina
Porter-Cable Argentina, LLC	United States
Porter-Cable Corporation	United States
Porter-Cable de Mexico SA de C.V.	Mexico
Qingdao Sungun Power Tool Co. Ltd.(1)	P.R.C.
Rainbow Acquisition Corporation	United States
Sanford Technology Corporation	United States
Schroff Co. Ltd.	Taiwan
Schroff Electronics GmbH	Switzerland
Schroff GmbH	Germany
Schroff Inc.	United States
Schroff K.K.	Japan
Schroff S.r.L.	Italy
Schroff SAS	France
Schroff Scandinavia AB	Sweden
Schroff U.K. Ltd.	United Kingdom
Structural Asia/Pacific Corporation	United States

Name of Company	Jurisdiction of Incorporation
Structural Ontario Corporation	United States
Transrack SAS	France
Walker Dickson Group Limited	United Kingdom
Walker Dickson Inc.	United States
WEB Tool & Manufacturing, Inc.	United States
Wintech Corporation Limited(1)	Cayman Islands
Wisetech Industrial Limited(1)	P.R.C.
WTM, Inc.	United States

(1)	– 40% owned